UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 20, 2020

MobileIron, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36471	26-0866846
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

MobileIron, Inc.

490 East Middlefield Road

Mountain View, California 94043

(Address of principal executive offices, including zip code)

(650) 919-8100

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.0001 per share	MOBL	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.                                        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective July 21, 2020, MobileIron, Inc. (the “Company”) appointed Christof Baumgaertner, 49, to serve as the Company’s Chief Revenue Officer to lead its worldwide sales and marketing organizations. Mr. Baumgaertner has served as the interim chief revenue officer since April 2020 and the interim head of the Company’s worldwide sales organization since March 17, 2020, having previously served as the Vice President and General Manager for EMEA for the Company since 2017.  He joined the Company in 2010 to develop and manage its sales and channel business in western Europe.  Mr. Baumgaertner has a MS in Computer Science from the University of Kaiserlautern in Germany.

On July 20, 2020, Sohail Parekh, Senior Vice President, Engineering of the Company, informed the Company of his decision to resign from the Company effective July 24, 2020.

Effective July 21, 2020, the Company appointed Renchi Raju, Vice President, Engineering of the Company, and Rabih Sabbagh, Vice President, Engineering of the Company, to serve as interim co-leaders of the Company’s Engineering organization.  Mr. Raju has worked for the Company since 2011, and Mr. Sabbagh has worked for the Company since 2018.

The Company has launched a process to hire a permanent leader for its Engineering organization.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MobileIron, Inc.

Dated: July 23, 2020
	By:	/s/ Simon Biddiscombe
Simon Biddiscombe Chief Executive Officer

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